Exhibit 99.1

RXO Announces First-Quarter Results,
Successful Migration of Coyote Coverage Operations to the RXO Connect® Platform

•Carrier and coverage operations now occurring in one unified system, enabling future cost-of-purchased-transportation synergies.
•Raising synergy estimate; now expect greater than $70 million of cash synergies.
•Less-than-truckload brokerage volume increased by 26% year-over-year in the first quarter.
•Last Mile achieved 24% year-over-year stop growth, an acceleration from the fourth quarter of 2024.

CHARLOTTE, N.C. — May 7, 2025 — RXO (NYSE: RXO) today reported its first-quarter financial results and announced the successful migration of Coyote coverage operations to the RXO Connect® platform.
“Our technology team has been working diligently to integrate the best features of the legacy Coyote technology platform into RXO Connect. Today, I’m pleased to announce a critical integration milestone – carrier and coverage operations are now happening in one system, which will enable us to leverage our scale and realize future cost-of-purchased-transportation synergies,” said Drew Wilkerson, chief executive officer of RXO. “We have made significant progress with the integration of Coyote and are again raising our synergy estimate. We now expect cash synergies to be more than $70 million. This estimate does not include cost-of-purchased-transportation opportunities, which we expect will be significant.”
Wilkerson said, “In the first quarter, RXO grew less-than-truckload brokerage volume by 26% year-over-year and saw continued momentum within Last Mile, which achieved stop growth of 24% year-over-year. RXO is well positioned for the long term because of our larger scale, exceptional service, comprehensive solutions, industry-leading innovation and deep customer relationships.”
Companywide Results
RXO’s revenue was $1.4 billion for the first quarter, compared to $913 million in the first quarter of 2024. Gross margin was 16.0%, compared to 17.4% in the first quarter of 2024.
The company reported a first-quarter 2025 GAAP net loss of $31 million, compared to a net loss of $15 million in the first quarter of 2024. The first-quarter 2025 GAAP net loss included $20 million in transaction, integration, restructuring and other costs. Adjusted net loss in the quarter was $5 million, compared to an adjusted net loss of $4 million in the first quarter of 2024.
Adjusted EBITDA was $22 million, compared to $15 million in the first quarter of 2024. Adjusted EBITDA margin was 1.5%, compared to 1.6% in the first quarter of 2024.
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Transaction, integration, restructuring and other costs, and amortization of intangibles, impacted GAAP earnings per share by $0.15, net of tax. For the first quarter, RXO reported a GAAP diluted loss per share of $0.18. Adjusted diluted loss per share was $0.03.
Brokerage
Volume in RXO’s Brokerage business, including the impact of the Coyote Logistics acquisition in both periods, declined by 1% year-over-year in the first quarter. Less-than-truckload volume increased by 26% but was offset by an 8% decline in full truckload volume.
Brokerage gross margin was 13.3% in the first quarter.
Complementary Services
Managed Transportation increased the synergy loads provided to Brokerage.
Last Mile stops grew by 24% year-over-year.
RXO’s complementary services gross margin was 21.0% for the quarter.
Second-Quarter Outlook
RXO expects second-quarter 2025 adjusted EBITDA to be between $30 million and $40 million. The company expects second-quarter 2025 Brokerage gross margin to be between 13% and 15%.
Conference Call
The company will hold a conference call and webcast on Wednesday, May 7 at 8 a.m. Eastern Daylight Time. Participants can call in toll-free (from U.S./Canada) at 1-800-549-8228; international callers dial +1-289-819-1520. The conference ID is 81237.
A live webcast of the conference call will be available on the investor relations area of the company’s website, http://investors.rxo.com. A replay of the conference call will be available through May 14, 2025, by calling toll-free (from U.S./Canada) 1-888-660-6264; international callers dial +1-289-819-1325. Use the passcode 81237#. Additionally, the call will be archived on http://investors.rxo.com.
About RXO
RXO (NYSE: RXO) is a leading provider of asset-light transportation solutions. RXO offers tech-enabled truck brokerage services together with complementary solutions including managed transportation and last mile delivery. The company combines massive capacity and cutting-edge technology to move freight efficiently through supply chains across North America. The company is headquartered in Charlotte, N.C. Visit  RXO.com  for more information and connect with RXO on Facebook, X, LinkedIn, Instagram and YouTube.

Media Contact
Nina Reinhardt
nina.reinhardt@rxo.com

Investor Contact
Kevin Sterling
kevin.sterling@rxo.com

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Non-GAAP Financial Measures
We provide reconciliations of the non-GAAP financial measures contained in this release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.
The non-GAAP financial measures in this release include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); adjusted EBITDA margin; and adjusted net loss and adjusted diluted loss per share (“adjusted EPS”).
We believe that these adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not reflect, or are unrelated to, RXO’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.
Adjusted EBITDA, adjusted EBITDA margin, adjusted net loss and adjusted EPS include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the attached tables. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating RXO’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA margin improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments that management has determined do not reflect our core operating activities and thereby assist investors with assessing trends in our underlying business. We believe that adjusted net loss and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs that management has determined do not reflect our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables, and thereby may assist investors with comparisons to prior periods and assessing trends in our underlying business.
With respect to our financial outlook for the second quarter of 2025 adjusted EBITDA, a reconciliation of this non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described above that we exclude from this non-GAAP measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking statement of income and statement of cash flows prepared in accordance with GAAP that would be required to produce such a reconciliation.
Forward-looking Statements
This release includes forward-looking statements, including statements relating to our outlook, integration with Coyote Logistics and cash synergies. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "predict," "should," "will," "expect," "project," "forecast," "goal," "outlook," "target,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
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These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: the effect of the completion of the transaction to acquire Coyote Logistics on the parties' business relationships and business generally; competition and pricing pressures; economic conditions generally; fluctuations in fuel prices; increased carrier prices; severe weather, natural disasters, terrorist attacks or similar incidents that cause material disruptions to our operations or the operations of the third-party carriers and independent contractors with which we contract; our dependence on third-party carriers and independent contractors; labor disputes or organizing efforts affecting our workforce and those of our third-party carriers; legal and regulatory challenges to the status of the third-party carriers with which we contract, and their delivery workers, as independent contractors, rather than employees; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of potential cyber-attacks and information technology or data security breaches; issues related to our intellectual property rights; our ability to access the capital markets and generate sufficient cash flow to satisfy our debt obligations; litigation that may adversely affect our business or reputation; increasingly stringent laws protecting the environment, including transitional risks relating to climate change, that impact our third-party carriers; governmental regulation and political conditions; our ability to attract and retain qualified personnel; our ability to successfully implement our cost and revenue initiatives and other strategies; our ability to successfully manage our growth; our reliance on certain large customers for a significant portion of our revenue; damage to our reputation through unfavorable publicity; our failure to meet performance levels required by our contracts with our customers; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; a determination by the IRS that the distribution or certain related separation transactions should be treated as taxable transactions; and the impact of the separation on our businesses, operations and results. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

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RXO, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
Revenue	$1,433	$913
Cost of transportation and services (exclusive of depreciation and amortization)	1,153	699
Direct operating expense (exclusive of depreciation and amortization)	48	53
Sales, general and administrative expense	210	145
Depreciation and amortization expense	32	16
Transaction and integration costs	6	1
Restructuring costs	14	11
Operating loss	$(30)	$(12)
Other expense	—	1
Interest expense, net	9	8
Loss before income taxes	$(39)	$(21)
Income tax benefit	(8)	(6)
Net loss	$(31)	$(15)

Loss per share data
Basic	$(0.18)	$(0.13)
Diluted	$(0.18)	$(0.13)

Weighted-average common shares outstanding
Basic	168,023	117,217
Diluted	168,023	117,217
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RXO, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$16	$35
Accounts receivable, net of $11 and $13 in allowances, respectively	1,150	1,227
Other current assets	89	77
Total current assets	1,255	1,339
Long-term assets
Property and equipment, net of $333 and $317 in accumulated depreciation, respectively	143	135
Operating lease assets	256	276
Goodwill	1,124	1,123
Identifiable intangible assets, net of $134 and $146 in accumulated amortization, respectively	484	499
Other long-term assets	42	42
Total long-term assets	2,049	2,075
Total assets	$3,304	$3,414
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$498	$568
Accrued expenses	358	373
Short-term debt and current maturities of long-term debt	17	17
Short-term operating lease liabilities	80	81
Other current liabilities	11	26
Total current liabilities	964	1,065
Long-term liabilities
Long-term debt and obligations under finance leases	387	351
Deferred tax liabilities	77	88
Long-term operating lease liabilities	201	215
Other long-term liabilities	88	83
Total long-term liabilities	753	737
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value; 10,000 shares authorized; 0 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value; 300,000 shares authorized; 163,912 and 162,517 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,908	1,904
Accumulated deficit	(315)	(284)
Accumulated other comprehensive loss	(8)	(10)
Total equity	1,587	1,612
Total liabilities and equity	$3,304	$3,414

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RXO, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In millions)	2025	2024
Operating activities
Net loss	$(31)	$(15)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation and amortization expense	32	16
Stock compensation expense	7	5
Deferred tax benefit	(11)	(7)
Impairment of operating lease assets	4	—
Other	2	2
Changes in assets and liabilities
Accounts receivable	76	27
Other current assets and other long-term assets	(10)	(1)
Accounts payable	(56)	(41)
Accrued expenses, other current liabilities and other long-term liabilities	(15)	21
Net cash provided by (used in) operating activities	(2)	7
Investing activities
Payment for purchases of property and equipment	(15)	(11)
Business acquisition, net of cash acquired	(10)	—
Net cash used in investing activities	(25)	(11)
Financing activities
Proceeds from borrowings on revolving credit facilities	300	39
Repayment of borrowings on revolving credit facilities	(265)	(31)
Payment for tax withholdings related to vesting of stock compensation awards	(17)	(2)
Other	(11)	—
Net cash provided by financing activities	7	6
Effect of exchange rates on cash, cash equivalents and restricted cash	1	—
Net increase (decrease) in cash, cash equivalents and restricted cash	(19)	2
Cash, cash equivalents, and restricted cash, beginning of period	35	5
Cash, cash equivalents, and restricted cash, end of period	$16	$7
Supplemental disclosure of cash flow information:
Leased assets obtained in exchange for new operating lease liabilities	$4	$23
Cash paid for income taxes, net	1	1
Cash paid for interest, net	2	1
Purchases of property and equipment in accounts payable, accrued expenses and other liabilities	11	2
Accrued tax withholdings related to vesting of stock compensation awards	1	—
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RXO, Inc.
Revenue Disaggregated by Service Offering
(Unaudited)

	Three Months Ended March 31,
(In millions)	2025	2024
Revenue
Truck brokerage	$1,067	$564
Last mile	278	232
Managed transportation	137	152
Eliminations	(49)	(35)
Total	$1,433	$913
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RXO, Inc.
Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin
(Unaudited)

	Three Months Ended March 31,
(In millions)	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(31)	$(15)
Interest expense, net	9	8
Income tax benefit	(8)	(6)
Depreciation and amortization expense	32	16
Transaction and integration costs	6	1
Restructuring and other costs	14	11
Adjusted EBITDA (1)	$22	$15

Revenue	$1,433	$913
Adjusted EBITDA margin (1) (2)	1.5%	1.6%

(1)See the “Non-GAAP Financial Measures” section of the press release.
(2)Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.

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RXO, Inc.
Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Diluted Loss Per Share
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions, shares in thousands, except per share amounts)	2025	2024
Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Diluted Loss Per Share
Net loss	$(31)	$(15)
Amortization of intangible assets	15	3
Transaction and integration costs	6	1
Restructuring and other costs	14	11
Income tax associated with adjustments above (1)	(9)	(4)
Adjusted net loss (2)	$(5)	$(4)

Adjusted diluted loss per share (2)	$(0.03)	$(0.03)

Weighted-average shares outstanding
Diluted	168,023	117,217

(1)The tax impact of non-GAAP adjustments represents the tax benefit (expense) calculated using the applicable statutory tax rate that would have been incurred had these adjustments been excluded from net income (loss). Our estimated tax rate on non-GAAP adjustments may differ from our GAAP tax rate due to differences in the methodologies applied.
(2)See the “Non-GAAP Financial Measures” section of the press release.

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RXO, Inc.
Calculation of Gross Margin and Gross Margin as a Percentage of Revenue
(Unaudited)

	Three Months Ended March 31,
(Dollars in millions)	2025	2024
Revenue
Truck brokerage	$1,067	$564
Complementary services (1)	415	384
Eliminations	(49)	(35)
Revenue	$1,433	$913

Cost of transportation and services (exclusive of depreciation and amortization)
Truck brokerage	$924	$484
Complementary services (1)	278	250
Eliminations	(49)	(35)
Cost of transportation and services (exclusive of depreciation and amortization)	$1,153	$699

Direct operating expense (exclusive of depreciation and amortization)
Truck brokerage	$1	$—
Complementary services (1)	47	53
Direct operating expense (exclusive of depreciation and amortization)	$48	$53

Direct depreciation and amortization expense
Truck brokerage	$—	$—
Complementary services (1)	3	2
Direct depreciation and amortization expense	$3	$2

Gross margin
Truck brokerage	$142	$80
Complementary services (1)	87	79
Gross margin	$229	$159

Gross margin as a percentage of revenue
Truck brokerage	13.3%	14.2%
Complementary services (1)	21.0%	20.6%
Gross margin as a percentage of revenue	16.0%	17.4%

(1)Complementary services include last mile and managed transportation services.
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